Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Celadon Group, Inc.:

We consent to the incorporation by reference in the Celadon Group, Inc. Registration Statement 333-14641 on Form S-8 pertaining to the Employee Stock Purchase Plan dated October 23, 1996, Registration Statement 333-42209 on Form S-8 pertaining to the Non-Employee Director Stock Option Plan dated December 12, 1997, Registration Statements 333-42207 and 333-31164 on Form S-8 pertaining to the 1994 Stock Option plan dated December 12, 1997 and February 25, 2000, respectively, and Registration Statement 333-131227 on Form S-8 pertaining to the 2006 Omnibus Incentive Plan dated January 23, 2006, of our report dated September 2, 2011, with respect to the consolidated balance sheets of Celadon Group, Inc. as of June 30, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2011, and related financial statement Schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2011, which report appears in the June 30, 2011, annual report on Form 10-K of Celadon Group, Inc.

/s/ KPMG, LLP

Indianapolis, Indiana
September 2, 2011

Back to Form 10-K